SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2004

CITIZENS FINANCIAL SERVICES, INC.

Pennsylvania	0-13222	23-2265045

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 South Main Street, Mansfield, PA		16933

(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code:		(570) 662-2121

N/A

(Former name or former address, if changes since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

John M. Thomas, Interim President and Chief Executive Officer, recently announced the consolidated financial results from Citizens Financial Services, Inc. and Subsidiaries for the first quarter 2004.

On April 15, 2004, Citizens Financial Services, Inc. issued a press release titled “Citizens Financial Services, Inc. Reports First Quarter Earnings Increased By 9.4% Over One Year Ago”, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS

a.Not applicable.

b.Not applicable.

c.Exhibits.

Exhibit 99: Press Release issued by Citizens Financial services, Inc. April 15, 2004, titled “Citizens Financial Services, Inc. Reports First Quarter Earnings Increased By 9.4% Over One Year Ago”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS FINANCIAL SERVICES, INC.

COMPANY NAME CORPORATION

Date: April 15, 2004	By:	/s/ John M. Thomas
John M. Thomas
Interim President